BRITISH
COLUMBIA

Number: BC1296808

CERTIFICATE
OF
AMALGAMATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that 1232986 B.C. LTD., incorporation number BC1232986, and LINCOLN ACQUISITIONS CORP., incorporation number BC1216840 were amalgamated as one company under the name BYND CANNASOFT ENTERPRISES INC. on March 29, 2021 at 08:50 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On March 29, 2021

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

ELECTRONIC CERTIFICATE